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                                                                    EXHIBIT 21.1

                               MRO SOFTWARE, INC.
                              List of Subsidiaries

                                            Jurisdiction of
          Name of Subsidiary                 Incorporation                        Ownership
          ------------------                ---------------                       ---------
MRO International
Software, Inc.                               Delaware                                (1)
MRO Security Corporation                     Massachusetts                           (1)
MRO International
Holdings, Inc.                               Delaware                                (2)
MRO Software, UK Limited                     United Kingdom                          (2)
MRO Liquidation Co. Limited                  Canada                                  (2)
MRO Software (Canada) Ltd.                   Canada                                  (2)
MRO Software S.A.R.L.                        France                                  (2)
MRO Software Australia Pty.
Limited                                      Australia                               (2)
MRO Software GmbH                            Germany                                 (2)
MRO Software NV                              Netherlands                             (2)
MRO Software AB                              Sweden                                  (2)
MRO Software Japan K.K.                      Japan                                   (2)
MRO Software (Thailand) Limited              Thailand                                (2)
MRO Software India Private Limited           India                                   (2)
MRO Software (Singapore) Pte Ltd             Singapore                               (2)
MRO Software do Brasil Ltda.                 Brazil                                  (3)
MRO Software Hong Kong Ltd.                  Hong Kong                               (2)
MRO Software Korea Co., Ltd.                 Korea                                   (2)
MRO Software Mexico S.A. de C.V.             Mexico                                  (2)
MRO Software (Shanghai) Co. Ltd              China                                   (1)
MRO Software Italia s.r.l.                   Italy                                   (2)
MRO.com, Inc.                                Delaware                                (1)
MRO.com, Limited                             United Kingdom                          (4)
MRO.com (Asia) Limited                       Hong Kong                               (4)
Divested Enterprise,Inc.                     Delaware                                (1)
MainControl, Inc.                            Delaware                                (5)
MC Holding Corp. I                           Delaware                                (5)
MC Holding Corp II                           Delaware                                (1)
MC Holding Corp. III                         Delaware                                (1)
MainControl Research Ltd.                    Delaware                                (6)
MainControl (UK) Limited                     United Kingdom                          (6)
MainControl GmbH                             Germany                                 (6)
MainControl, Ltd.                            Israel                                 (6&7)
Modern Distribution Management, Inc.         Minnesota                               (4)

(1)      All of the outstanding capital stock is owned by MRO Software, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by MRO International Software, Inc.

(3) 4,950 shares are owned by MRO International Software, Inc. and 50 shares are owned by MRO International Holdings, Inc.

(4)      All outstanding capital stock is owned by MRO.com, Inc.

(5)      MRO Software Inc. owns 100% of MC Holding Corp. II and MC Holding Corp.
         III. MC Holding Corp. II and MC Holding Corp. III each hold a 50% interest in MC Holding Corp. I. MC Holding Corp. I owns 100% of MainControl, Inc. MC Holding Corp. I originally owned 100% of Capri Acquisition Corp. which was merged into MainControl, Inc.

(6)      MainControl, Inc owns 100%.

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(7)      MainControl, Ltd. Israel (The Company holds 3,999 shares and 1 share is held by G.L.E. Trust Services Ltd.) also domesticated in Delaware for tax purposes as MainControl Research Ltd.